Exhibit 10.3

PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD

as of September 13, 2021

The parties to this Performance-Based Restricted Stock Unit Award are Cinedigm Corp. (the “Company”), a Delaware corporation, and John K. Canning (the “Executive”), an employee of the Company.

Pursuant to the terms of that certain employment agreement between the Company and the Executive dated September 13, 2021 (“Agreement”), the Company desires to have the Executive serve as an employee of the Company and to provide the Executive with an incentive to put forth maximum effort for the success of the business.

In accordance with Section 2(d) of the Agreement, the Company has agreed to grant the Executive an award (“Award”) in the form of 150,000 performance-based restricted stock units (“PSUs”) subject to the terms and conditions herein set forth.

This PSU Award is a material inducement for the Employee to join the Company.

Accordingly, intending to be legally bound hereby, the parties agree as follows:

ARTICLE I
Definitions

The following definitions shall apply for purposes of this Award:

1.1 “Board” shall mean the Board of Directors of the Company.

1.2 “Cause” shall have the meaning set forth in Section 6(d) of the Agreement.

1.3 “Change in Control” means the occurrence of any of the following events:

(a)	Any one person, or more than one person acting as a group, acquires ownership of stock (as determined under Code Section 318(a)) of the Company that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company; provided, however, that if any one person or more than one person acting as a group, is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a Change in Control of the Company. This paragraph applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction;

(b)	any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock (as determined under Code Section 318(a)) of the Company possessing thirty percent (30%) or more of the total voting power of the stock of the Company; provided, however, that if any one person or more than one person acting as a group, is considered to own thirty percent (30%) or more of the total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a Change in Control of the Company;

(c)	the consummation of a Merger (as defined below), unless, following such Merger, stock possessing at least fifty percent (50%) of the total combined voting power of the issued and outstanding shares of all classes of Company Voting Securities of the corporation resulting from such Merger is beneficially owned, directly or indirectly, by individuals and entities who were beneficial owners of the then-outstanding Company Voting Securities immediately prior to such Merger in substantially the same proportion as their ownership immediately prior to such Merger;

(d)	individuals who are members of the Board as of the Grant Date (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that any individual becoming a director subsequent to the Grant Date whose appointment to the Board or nomination for election by the Company was approved by a vote of at least a majority of the Incumbent Directors then in office (unless such appointment or election was at the request of an unrelated third party who has taken steps reasonably calculated to result in a Change in Control as described in paragraphs (a), (b), or (c) of this Section 1.3 and who has indicated publicly an intent to seek control of the Company) shall be treated from the date of their appointment or election as an Incumbent Director;

(e)	consummation of a complete liquidation or dissolution of the Company; or

(f)	any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition(s); provided, however, that a transfer of assets by the Company is not treated as a Change in Control if the assets are transferred to (A) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock; (B) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company; (C) a person, or more than one person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all outstanding stock of the Company; or (D) an entity, at least fifty percent (50%) percent of the total value or voting power of which is owned, directly or indirectly, by a person described in the previous subsection (C). For purposes of this paragraph, (1) gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets, and (2) a person’s status is determined immediately after the transfer of the assets.

For purposes of this Section 1.3, “Company Voting Securities” shall mean the combined voting power of all outstanding classes of Common Stock of the Company and all other outstanding securities of the Company entitled to vote generally in the election of directors of the Company, and “Merger” shall mean any merger, reorganization, consolidation, share exchange, transfer of assets or other transaction having similar effect involving the Company.

1.4 “Code” shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time, and any applicable regulations thereunder and any successor or similar provision.

1.5 “Committee” shall mean the Compensation Committee of the Board or such other Committee appointed by the Board for the purpose of administering this PSU. comprised solely of two or more members of the Board who qualify as “non-employee” directors within the meaning of Rule 16b-3 under the Exchange Act, and as “independent” directors within the meaning of Nasdaq Rule 4200(b)(15).

1.6 “Common Stock” shall mean the Class A Common Stock, par value $0.001 per share, of the Company.

1.7 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.8 “Good Reason” shall have the meaning set forth in Section 6(e) of the Agreement.

1.9 “Grant Date” shall mean September 13, 2021.

1.10 “Market Price” shall mean the closing price of Common Stock as reported on the Nasdaq Global Market or such other primary market or exchange on which the Common Stock may, from time to time, trade, on the date for which a Market Price is to be determined under this Award.

1.11 “Merger” shall mean any merger, reorganization, consolidation, share exchange, transfer of assets or other transaction having similar effect involving the Company.

ARTICLE II
Grant of PSUs

2.1 On September 13, 2021 (the “Grant Date”), the Company granted to the Executive this Award in the form of 150,000 PSUs (which number of Units is also referred to as the “Target Units”). Each PSU shall have a value equal to one share of the Company’s Common Stock.

2.2 The PSUs shall be subject to the terms and conditions of this Award.

2.3 The Award shall be divided into two tranches; 25% of the Target Units shall be part of “Tranche A Units,” and the remaining 75% of the Target Units shall be part of “Tranche B Units”. Unless otherwise indicated below, the provisions of this Award shall apply to both the Tranche A Units and the Tranche B Units.

2.4 Except as provided in this Award, the PSUs shall remain unearned, nontransferable and are subject to a substantial risk of forfeiture. In addition, the PSUs shall not be earned, and the Executive’s interest in the PSUs granted hereunder shall be forfeited, except to the extent that the provisions of this Award are satisfied.

ARTICLE III

Performance Criteria for PSUs

3.1 The Executive’s PSUs shall be earned as soon as practicable after the end of the relevant Measurement Period based on the formula and terms below (to the nearest whole PSU). For these purposes, the Measurement Period for the Tranche A Units is the period running from April 1, 2021 to March 31, 2022, and the Measurement Period for the Tranche B Units is the period running from April 1, 2022 to March 31, 2023.

3.2 The Executive’s Tranche A Units shall be determined in accordance with the following provisions and the defined terms in Section 3.4 below–

[TBD]

3.3 The Executive’s Tranche B Units shall be determined in accordance with the following provisions and the defined terms in Section 3.4 below–

[TBD]

3.4 For purposes of both Tranche A Units and Tranche B Units—

[TBD]

ARTICLE IV
Earning, Vesting and Payment of the PSUs

4.1 As soon as practicable after the end of the Tranche A Measurement Period, a determination shall be made by the Committee of the number of whole Tranche A Units that Participant has earned. The date as of which the Committee determines the number of Tranche A Units earned shall be the “Tranche A Award Date,” and all Tranche A Units that are earned shall be immediately vested as of the Tranche A Award Date.

4.2 As soon as practicable after the end of the Tranche B Measurement Period, a determination shall be made by the Committee of the number of whole Tranche B Units that Participant has earned. The date as of which the Committee determines the number of Tranche B Units earned shall be the “Tranche B Award Date,” and all Tranche B Units that are earned shall be immediately vested as of the Tranche B Award Date.

4.3 In the event that, as of the end of the Tranche A Measurement Period, _________________ ____________, with the result that less than 100% of the Tranche A Units have been earned, any unearned Tranche A Units shall be carried forward as additional Tranche B Units instead and subject to all provisions of this Award applicable to Tranche B Units.

4.4 Payment of the Executive’s vested PSUs shall be made as soon as practicable after the Award has become vested, but in no event later than March 15th of the calendar year after the year in which the Award becomes vested. The vested PSUs shall be paid, as determined solely at the discretion of the Company, in (a) whole shares of the Company’s Common Stock, (b) cash, or (c) a combination of both Stock and cash.

ARTICLE V
Termination of Employment

4.1 Notwithstanding anything in this PSU to the contrary, if, prior to the forfeiture of the PSUs under Section 4.4, (a) the Executive separates from service for any reason before March 31, 2022, then all of the Executive’s PSUs shall be forfeited; and (b) if, on or after April 1, 2022, but prior to March 31, 2023, the Executive experiences a Qualifying Termination Event (as defined below), then a pro-rata number of the Executive’s Tranche B Units (based on the number of days of completed employment between the first day of the Tranche B Measurement Period and the Qualifying Termination Event) shall be earned under Section 3.3 and the relevant provisions of Section 3.4 above, as of the Tranche B Award Date; and any remaining Tranche B Units as of the Tranche B Award Date shall be forfeited. The number of earned Tranche B Units shall be determined by the Committee and the earned Tranche B Units shall be fully vested as of the Award Date.

4.2 If, after the Tranche A Measurement Period ends, but prior to the Tranche A Award Date, the Executive experiences a Qualifying Termination Event (as defined below), (i) the Executive shall earn his Tranche A Units to the extent earned pursuant to Section 3.2, and such earned Tranche A Units shall be fully vested as of the Tranche A Award Date, and (ii) Tranche B Units shall be treated in accordance with Section 4.1 hereof.

4.3 If, after the Tranche B Measurement Period ends, but prior to the Tranche B Award Date, Participant experiences a Qualifying Termination Event (as defined below), the Executive shall earn his Tranche B Units to the extent earned pursuant to Section 3.3, and such earned Tranche B Units shall be fully vested as of the Tranche B Award Date.

4.4 Except as set forth in Article V, PSUs that are forfeitable shall be forfeited if the Executive’s employment with the Company or an Affiliate terminates for any reason except a Qualifying Termination Event.

4.5 For purposes of this PSU, Qualifying Termination Event shall mean the Executive’s death, permanent and total disability, termination by the Company or an Affiliate other than for Cause, or voluntary termination for Good Reason.

4.6 If the Executive dies prior to the vesting of his PSUs, any earned PSUs shall be paid to his Beneficiary. The Executive shall have the right to designate a Beneficiary on a form filed with the Committee; if the Executive fails to designate a Beneficiary, or if at the time of the Executive’s death there is no surviving Beneficiary, any earned PSUs will go to the Executive’s estate.

ARTICLE V
Change in Control

5.1 In the event of a Change in Control prior to the forfeiture of the PSUs under Section 4.4, all of the Target Units shall be earned and non-forfeitable as of the date of the Change in Control.

5.2 Except as may be provided in a severance compensation agreement between the Company and the Executive, if, in connection with a Change in Control, this Award will cause the Executive to be liable for federal excise tax under Code Section 4999 levied on certain “excess parachute payments” as defined in Code Section 280G (“Excise Tax”), then the payments made pursuant to the Award shall be reduced (or repaid to the Company, if previously paid or provided) so that no portion of any payment, as so reduced or repaid, constitutes an excess parachute payment.

ARTICLE VI

Miscellaneous

6.1 The terms of this PSU shall be adjusted as the Committee determines is equitable in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization..

6.2 Whenever the term “the Executive” is used in any provision of this Award under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom PSU may be transferred by will or by the laws of descent and distribution, the term “the Executive” shall be deemed to include such person or persons.

6.3 The PSUs granted hereunder are not transferable by the Executive otherwise than by will or the laws of descent and distribution and are exercisable during the Executive’s lifetime only by him or her. No assignment or transfer of the PSUs granted hereunder, or of the rights represented thereby, whether voluntary or involuntary, by the operation of law or otherwise (except by will or the laws of descent and distribution), shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon any such assignment or transfer the PSUs shall terminate and become of no further effect.

6.4 The Executive shall not be deemed for any purpose to be a shareholder of the Company in respect of any shares as to which the PSUs shall not have been earned and vested.

6.5 Nothing in this Award shall confer upon the Executive any right to continue in the employ of the Company or shall affect the right of the Company to terminate the employment of the Executive, with or without cause.

6.6 Nothing in this Award or otherwise shall obligate the Company to vest any of the PSUs, to permit the PSUs to be earned and vested other than in accordance with the terms hereof or to grant any waivers of the terms of this Award, regardless of what actions the Company, the Board or the Committee may take or waivers the Company, the Board or the Committee may grant under the terms of or with respect to any PSU now or hereafter granted to any other person or any other PSU granted to the Executive.

6.7 Notwithstanding any other provision hereof, the Executive shall not earn or vest the PSUs granted hereunder, and the Company shall not be obligated to issue any shares to the Executive hereunder, if the earning or vesting thereof or the issuance (or such purchase) of such shares would constitute a violation by the Executive or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Company shall be final and binding. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as the same shall be in effect from time to time) or to take any other affirmative action in order to cause the exercise of the PSU or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

6.8 No amounts of income or other benefits received by the Executive pursuant to this Award shall be considered compensation for purposes of any pension or retirement plan, insurance plan or any other employee benefit plan of the Company unless otherwise provided in such plan.

6.9 If the events described in Section 4.1(a) or Article V occur after the date that the Executive is advised (upon recommendation by the Committee) that his employment is being, or will be, terminated for Cause, on account of performance or in circumstances that prevent him from being in good standing with the Company, accelerated vesting shall not occur and all rights under this Award shall terminate, and this Award shall expire on the date of the Executive’s termination of employment. The Committee shall have the authority to determine whether the Executive’s termination from employment is for Cause or for any reason other than Cause.

6.10 This Award shall be governed by the laws of the State of Delaware applicable to agreements made and performed wholly within the State of Delaware (regardless of the laws that might otherwise govern under applicable conflicts of laws principles) and applicable federal law. All disputes arising under this Award shall be adjudicated solely within the state or Federal courts located within the State of Delaware.

6.11 This Award sets forth a complete understanding between the parties with respect to its subject matter and supersedes all prior and contemporaneous agreements and understandings with respect thereto. Except as expressly set forth in this Award, the Company makes no representations, warranties or covenants to the Executive with respect to this Award or its subject matter, including with respect to the current or future value of the shares subject to the PSUs. Any modification, amendment or waiver to this Award will be effective only if it is in writing signed by the Company and the Executive. The failure of any party to enforce at any time any provision of this Award shall not be construed to be a waiver of that or any other provision of this Award.

6.12 This Award shall be administered and interpreted solely by the Committee or its delegated agent. The interpretations and decisions of the Committee with regard to this PSU shall be final and conclusive and binding upon the Executive.

6.13 It is the intent that this Award comply in all respects with Rule 16b-3 under the Exchange Act and any related regulations. If any provision of this Award is later found not to be in compliance with such Rule and regulations, the provisions shall be deemed null and void. The provisions of the PSUs under this Award shall be executed in accordance with the requirements of Section 16 of the Exchange Act and regulations promulgated thereunder.

6.14 Subject to the limitations set forth herein, this Award shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Executive and the successors of the Company.

6.15 This Award is subject to the terms of any separate Clawback Policy maintained by the Company, as such Policy may be amended from time to time.

6.16 The Executive hereby acknowledges receipt of a copy of this Award, and that he has read and understands the terms and provisions hereof, and accepts the PSUs subject to all of the terms and conditions of the Award.

6.17 Tax withholding requirements attributable to the earning and vesting of this Award, including employment taxes, Federal income taxes, and state and local income taxes with respect to the state and locality where, according to the Company’s system of records, the Executive resides at the time the Award is earned and vested, except as otherwise might be determined to be required by the Company, will be satisfied by the Executive as instructed in the established procedures for this Award. It is the Executive’s responsibility to properly report all income and remit all Federal, state, and local taxes that may be due to the relevant taxing authorities as the result of earning and vesting this Award.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Award as of the day and year first above written.

CINEDIGM CORP.

By:
Name:
Title:

EXECUTIVE:

JOHN K. CANNING